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                                                               Exhibit (a)(1)(C)


                         NOTICE OF GUARANTEED DELIVERY
                                      for
                           Edgewater Technology, Inc.
                         TENDER OFFER FOR COMMON STOCK

  This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if a stockholder's stock certificates are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit the Letter of Transmittal or other required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer). Such form may be delivered to the Depositary by hand, mail, telex or (for Eligible Institutions only) by facsimile transmission. See Section 5 of the Offer to Purchase.

  The Eligible Institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                                  Deliver to:

          EquiServe Trust Company, N.A., the Depositary for the Offer

By Registered or Certified Mail:
                         By Overnight Courier:     By Hand:
EquiServe Trust Company, N.A.
                         EquiServe Trust Company, N.A.
                                                   EquiServe Trust Company,
Corporate Actions Department                       N.A.
                         40 Camparelli Drive
P.O. Box 842011          Braintree, MA 02184       c/o Securities Transfer and
Boston, MA 02284-2011                              Reporting Services, Inc.
                         Attn: Edgewater Tender Offer
                                                   100 William Street--
                                                   Galleria
                                                   New York, NY 10038

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.


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 Ladies and Gentlemen:

   The undersigned hereby tenders to Edgewater Technology, Inc. (the "Company"), upon the terms and subject to the conditions set forth in its Offer to Purchase dated December 21, 2000, and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock of the Company, par value $0.01 per share ("Shares"), listed below, pursuant to the guaranteed delivery procedures set forth in Section 5 of the Offer to Purchase.

 NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

 NUMBER OF SHARES:                 SIGN HERE:

 Certificate Nos:
             ----------------------------------------------------------

 Name(s) (if available):
                  ------------------------------------------------------
                                 (Please Print)

 Address:
     ---------------------------------------------------------------
     ---------------------------------------------------------------

 Area Code and Telephone Number:
                            --------------------------------------------

 Account No.:
           ------------------------------------------------------------
 (At the Depository Trust Company)

 Signature(s):
           ------------------------------------------------------------
           ------------------------------------------------------------

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                                   GUARANTEE
                    (Not To Be Used For Signature Guarantee)

   The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Signature Guarantee Program or the New York Stock Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and
 (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, within three Nasdaq National Market trading days after the date of receipt by the Depositary.

 ---------------------------------------------------------------------------
             (Name of Eligible Institution Guaranteeing Signatures)

 ---------------------------------------------------------------------------
                              Authorized Signature

 Name:
    -------------------------------------------------------------------
                                  (Print Name)

 Title:
    --------------------------------------------------------------------

 Address:
     -----------------------------------------------------------------

     -----------------------------------------------------------------

 Telephone No.:
             -------------------------------------------------------------

 Dated:
    -------------------------------------------------------------------

 THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.